Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel to Revise Financial Reporting Structure

SANTA CLARA, Calif., April 5, 2016 -- Beginning with the publication of Intel Corporation’s first-quarter earnings report on April 19, 2016, the company will revise the presentation of its financial results to reflect changes to certain operating segments. The company is providing the revised financial reporting structure now, as shown below, in order to give visibility into the new model.
Intel's operating segments will be:

•	Client Computing Group (CCG)

•	Data Center Group (DCG)

•	Internet of Things Group (IOTG)

•	Non-Volatile Memory Solutions Group (NSG)

•	Intel Security Group (ISecG)

•	Programmable Solutions Group (PSG)

•	All other

◦	New Technology Group (NTG)
The company is electing to separately disclose the operating results of NSG, ISecG, and PSG, although none of these operating segments meets the quantitative thresholds to qualify as a reportable operating segment. Intel previously disclosed the results of NSG within the "all other" category and aggregated the results of ISecG and Software and Services Group (SSG) as the "software and services" operating segments.
PSG was formed as a result of our acquisition of Altera Corporation. Additionally, the company formed NTG, which includes Intel's perceptual computing efforts and products designed for wearables, drones and other market segments. Lastly, the company determined that SSG will no longer be an operating segment. SSG's historical results will be included in the "all other" category.

- more -

Intel/Page 2

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended					Twelve Months Ended
	Apr 2, 2016	Dec 26, 2015	Sep 26, 2015	Jun 27, 2015	Mar 28, 2015	Dec 26, 2015	Dec 27, 2014
Net revenue:
Client Computing Group
Platform
Other

Data Center Group
Platform
Other

Internet of Things Group
Platform
Other

Non-Volatile Memory Solutions Group
Intel Security Group
Programmable Solutions Group^
All other
TOTAL NET REVENUE

Operating income (loss):
Client Computing Group
Data Center Group
Internet of Things Group
Non-Volatile Memory Solutions Group
Intel Security Group
Programmable Solutions Group^
All other
TOTAL OPERATING INCOME
^Results for the Programmable Solutions Group will not include any results prior to the first quarter of 2016.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group: Includes platforms designed for notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•	Data Center Group: Includes platforms designed for enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group: Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, and buildings and home use, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group: Includes NAND flash memory products primarily used in solid-state drives.

•
Intel Security Group: Includes security software products designed to deliver innovative solutions that secure computers, mobile devices, and networks around the world from the latest malware and emerging online threats.

•
Programmable Solutions Group: Includes programmable semiconductors (primary field-programmable gate array) and related products for a broad range of market segments, including communications, networking and storage, industrial, military, and automotive.

•	All other consists of the following:

◦	Results of operations from our New Technology Group;

◦	Corporate: Revenue, expenses, and charges such as:

▪	Amounts included within restructuring and asset impairment charges;

▪	A portion of employee benefits, compensation, and other expenses not allocated to the operating segments;

▪	Divested businesses for which discrete operating results are not regularly reviewed by our chief executive officer;

▪	Results of operations of startup businesses that support our initiatives, including our foundry business;

▪	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

- more -

Intel/Page 3

About Intel
Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel and the work of its more than 100,000 employees can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Core, and Ultrabook are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.